Exhibit 10.19
                                                                   -------------

                               FIRST AMENDMENT TO
                               ------------------

                              SEPARATION AGREEMENT
                              --------------------


         THIS FIRST AMENDMENT TO SEPARATION AGREEMENT (this "Amendment") is made as of March 22, 2002, by and between First National Bank of Northern California, a national banking association with its executive offices at 975 El Camino Real, South San Francisco, California 94080 (the "Bank" or "Employer") and Paul B. Hogan ("Employee").

                                    Recitals:
                                    ---------

         A. The Bank and Employee entered into a Separation Agreement dated December 5, 2001 (the "Agreement"), pursuant to which the Bank agreed to make certain payments to Employee for a period of eighteen (18) months commencing from November 1, 2001.

         B. Paragraph 6 of the Agreement provides, among other matters, that neither the Bank nor Employee shall make any derogatory statement about the other and that, under certain circumstances, following binding arbitration as described in Paragraph 12 of the Agreement, the Bank may be relieved of any further obligation to make such payments.

         C. The Bank and Employee wish to revise the provisions of Paragraph 12 of the Agreement in order to clarify certain of the remedies available to the Bank in the event of a disagreement or dispute involving the interpretation or application of Paragraph 6 of the Agreement.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined, shall have the meanings attributed to such terms in the Agreement.

         2. Restatement of Paragraph 12. Paragraph 12 of the Agreement is hereby amended, revised and restated in its entirety and shall be worded as follows:


               "12.   Arbitration. In the event either party believes that the
         other has violated any material provision of this Agreement, or in the event any other disagreement or dispute arises over the meaning or application of this Agreement, Employer and Employee agree that such controversy shall be fully and finally decided by binding arbitration before a single neutral arbitrator to take place in San Mateo County, California, on an accelerated basis, without right to decision by a jury and without right of appeal. The party making a claim shall describe that claim in writing with reasonable particularity in the form of a demand for arbitration and request for specific relief. Employer agrees to advance all costs of the arbitration and arbitrator. If any claim is made by Employer with respect to Employee's compliance with Paragraph 6 of this Agreement, then Employer shall be entitled, at its sole option, to suspend all further payments to Employee under sub-paragraph 1(b) of this Agreement, pending completion of the arbitration. In the event Employer is deemed by the arbitrator to be the non-prevailing party in the arbitration, Employer shall also reimburse Employee's reasonable attorneys' fees in the amount determined by the arbitrator. In the event Employee is deemed by the arbitrator to be the non-prevailing party, Employee shall reimburse one-half (1/2) of the amounts advanced by Employer for the arbitrator and the arbitration. In the event Employee is deemed by the arbitrator to be the non-prevailing party, Employee shall also reimburse Employer's reasonable attorneys' fees in the amount determined by the arbitrator."

         3. Effective Date. This Amendment shall be effective as of the date first above written, subject to the condition that the Bank and Employee, and legal counsel to Employee, shall have affixed their signatures to this Amendment on or before March 31, 2002. Upon execution of this Amendment (not later than March 31, 2002) by the Bank, Employee and legal counsel to Employee, all payments heretofore required to have been made by the Bank to Employee pursuant to sub-paragraph 1(b) of the Agreement, currently being held in a suspense account at the Bank pending the execution of this Amendment, shall promptly be released from said suspense account and delivered by the Bank to Employee. If the Bank and Employee, and legal counsel to Employee, have not signed this Amendment on or before March 31, 2002, this Amendment shall be void and without force or effect as of such date.

         4. Effect of Amendment. Except as amended as set forth in Section 2 above, and subject to Section 3 above, the Agreement shall be unchanged and continue in effect.

         5.    Miscellaneous.
               -------------

               5.1 Governing Law. This Amendment shall be construed under and governed by the laws of the State of California. This Amendment shall be deemed to have been entered into and performed in South San Francisco, California. All questions of validity, interpretation or performance of any of the terms of this Amendment or any rights or obligations of Employee or the Bank shall be governed by California law.

               5.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.3 Headings. The headings and captions used in this Amendment are used only for convenience and are not to be considered in construing or interpreting this Amendment.

               5.4 Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


EMPLOYER:                                   EMPLOYEE:


FIRST NATIONAL BANK
OF NORTHERN CALIFORNIA


By /s/ THOMAS C. MCGRAW                     /s/ PAUL B. HOGAN
   ----------------------------------       ------------------------------------
   Thomas C. McGraw                         Paul B. Hogan
   President and Chief Operating
   Officer

Address for notices:                        Address for notices:

975 El Camino Real                          1262 Glacier Avenue
South San Francisco, CA 94080               Pacifica, CA 94044


                                            Approved as to form by the
                                            undersigned, as legal counsel to
                                            Paul B. Hogan:


                                            /s/ JOSEPH P. STRETCH
                                            ------------------------------------
                                            Joseph P. Stretch
                                            Attorney at Law
                                            214 Grant Avenue
                                            San Francisco, CA 94108

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